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CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL

March 26, 2009/9:00 a.m. EDT

SPEAKERS

Crocker Coulson

Senshan Yang

Melissa Kong

PRESENTATION

Coordinator
Ladies and gentlemen, thank you for your patience.  Welcome to the China Medicine Corporation Earnings conference call.  This meeting will take place right now.  All participants are in a listen-only mode.  I’d like to introduce you to your speaker for today, Mr. Coulson.  You may proceed.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

C. Coulson
Thank you very much.  Good morning, everyone and welcome to China Medicine’s Fourth Quarter and Full Year 2008 Earnings conference call.  I’d like to start off by apologizing for the delay in this call, which was due to technical difficulties on the part of the conference call company.

With us today are China Medicine’s Chairman and CEO, Mr. Senshan Yang and also China Medicine’s Chief Financial Officer, Ms. Huizhen Yu.

Before I turn this call over to Mr. Yang, I’d like to remind our listeners that in this call, management’s prepared remarks contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements about the future.  For that reason, these statements involve risks and uncertainties as future events cannot be accurately predicted.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

These forward-looking statements include statements concerning the plans and objectives with respect to the present and future operations of China Medicine Corporation, which express or imply that such present or future operations will or may produce revenues, income or profits.  Numerous factors in future events could cause the company to change its plans or objectives or fail to successfully achieve them.  Therefore, we’d like to refer you to a more complete discussion of the risks and uncertainties continued in the company’s filings with the SEC.

With those formalities now out of the way, it’s my pleasure to turn this call over to China Medicine’s CEO, Mr. Yang who is going to make some brief opening remarks in Chinese that will be translated by Melissa Kong.  I’ll then present the rest of his comments in English along with the financial results on behalf of Ms. Yu.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

S. Yang	(Presentation in Chinese)

M. Kong	Welcome, everyone and thank you for joining us today. I’m very happy to report a quarter of outstanding results and a strong year in 2008 with robust growth in earnings and net income.

S. Yang	(Presentation in Chinese)

M. Kong
In 2007, we made great strides in executing our business strategy and were one of the swift movers in setting up our self network in rural and municipal regions of Guangdong Province, which helped our growth in 2008.  In addition, we were actually ahead of our competitors in 2007 by building a distribution network in rural China before the Chinese government announced its stimulus plan for rural healthcare reform.

S. Yang	(Presentation in Chinese)

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CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

M. Kong
China Medicine distributes over 2,400 pharmaceutical products and we successfully maintain our distribution rights through the Guangdong Sunshine Medicine Public Internet bidding system to distribute roughly 516 pharmaceutical products.  Among this, four were developed by China Medicine.  We have Ozagrel, a powder-injection used for the treatment of acute myocardial infarction; Bumetanide, an injection used for the treatment of diuretic and chronic kidney failure; Levocarnitine, an injection used for the treatment of coronary heart disease; and Ji Xue Gan Pian, a tablet used for the treatment of cuts from surgery and skin disease.

S. Yang	(Presentation in Chinese)

M. Kong
During 2008, we also expanded into overseas markets, including the U.S. and Hong Kong, to our subsidiary - Konzem U.S. Holding Corporation.  We began introducing our propriety weight-loss supplements, BeThin, in the United States, which is designed to promote and adjust metabolism and reduce fat storage in body.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

In addition, we also made solid progress in testing Recombinant Aflatoxin-Detoxifizyme (rADTZ), our innovative product that has the potential to detoxify aflatoxins, a cancer-causing agent in food and feed.  Based on our projections, net margins for rADTZ are expected to be 60%.  As a result, we believe that the successful commercialization of rADTZ or licensing of rADTZ technology has the potential to contribute substantially to our revenue and profit going forward.

S. Yang	(Presentation in Chinese)

M. Kong
In 2009, China Medicine’s committed to increasing revenue growth by obtaining more national exclusive distribution rights to pharmaceutical products by maintaining and improving our core business and we will also commercialize our known product, Recombinant Aflatoxin-Detoxifizyme, to improve our profit margin and to expand our overall market share.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

We will also develop and sell our self-branded pharmaceutical products; in particular, our new herbal tea, our multivitamin and food supplement packs and … in our weight-loss product to our rural and municipal self-network and we will also improve household brand image in order to create greater brand awareness.

S. Yang	(Presentation in Chinese)

M. Kong
I would like to thank our current and new shareholders for participating in today’s conference call.  As we enter 2009, China Medicine will continue to focus on selling high margin products through our current distribution network and launching new … products.  We believe we will be well positioned to take advantage of the opportunities that lie ahead and are committed to maximizing value of our shareholders.  We look forward to reporting our progress to you every quarter for many years to come.

S. Yang	(Presentation in Chinese)

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CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

M. Kong	Now that I concluded translating Ms. Yang’s initial comments, I would like to turn the conference call over to Crocker Coulson. Crocker?

C. Coulson
Thank you, Mr. Yang and thank you so much, Melissa.  In the fourth quarter, I think those of you who have seen our release can see that China Medicine delivered outstanding results, driven by strong performance in the pharmaceutical distribution business.

Total revenues for the quarter increased 51% year-over-year to $24.4 million.  Gross profit increased 30% year-over-year to $5.8 million.  Operating income was up 25% to $4.2 million, and net income was up 27% to $3.5 million, or $0.23 per diluted share.

Despite a very challenging economic environment, we’re very pleased with our fourth quarter and full year 2008 results, which far exceeded our expectations.  Our fourth quarter is typically one of our seasonally strongest quarters of the year and this year, the timing of Chinese New Year caused some orders that would normally be placed in January to occur at the end of December.  But before the reviewing the financial results in more detail, I’d like to provide an overview of our business successes and our outlook for the market going forward.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

We continue to execute our strategy and delivered exceptional results that were driven by strong demand.  During the year, we expanded our distribution network in municipal and rural areas of Guangdong Province to support China’s Healthcare Promotion Policy for China’s lower income and rural population.  We believe our strategic expansion into this market combined with China’s recently announced 800 billion RMB plan for wide-reaching healthcare reform will provide China Medicine with exciting new opportunities for growth as we focus on our higher margin pharmaceutical products.

During 2008, we successfully maintained our position in distribution rights through the Guangdong Sunshine Medicine Online Bidding System to sell 516 pharmaceutical products.  This system, which was established in 2007 by the Guangdong government, helps to promote a transparent bidding process and we’re very pleased to successfully bid against more than 1,700 medicine distributors nationwide to hold on to these rights.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

In addition, we continue to make great strides with rADTZ and resume testing following a temporary halt put in place by the Chinese government during the 2008 Olympic Games.  We have already obtained patents from Australia, South Korea and South Africa for rADTZ, which opens up opportunity to further expand our business overseas.  rADTZ can be used as an important additive to remove aflatoxins from feed and other products, and we’re developing and testing rADTZ for this and other applications.

During the year, we started to introduce BeThin in the United States.  BeThin is a nutritional supplement designed to aid in weight loss with active ingredients including L-Carnitine, an amino acid manufactured by the body that’s essential for energy production and also Hydrocitric Acid, or HCA, an extract from the fruit of the Garcinia combogia plant.  While sales of BeThin have not been very meaningful to date, we look forward to getting a foothold and increasing visibility in the market with this product by attending trade shows.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

In 2008, we were, again, awarded a GSP or Good Supply Practice certification from the SFDA.  The GSP certification is given to pharmaceutical distributors that meet the designated quality control systems required by the SFDA.

In conjunction with receiving the GSP certification, we also received approval from the Guangdong FDA to distribute dental equipment and instruments, along with brushes and drill bits as well as oral surgery equipment such as scalpels, succors and forceps in Guangdong.  This represents an important addition to our overall product portfolio and we believe the market for dental equipment and surgical tools represents another growth area in China.  Since we’re just ramping up our sales, we expect dental equipment to make up a relatively small percentage of our revenues in 2009, but going forward we think this could be an important contributor to our growth.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

Our strong top line growth during the year was driven by pharmaceutical products and approximately 97.5% of revenues came from product sales.  Drugs and dietary supplements accounted for 95.7% of revenues in 2008 followed by sales of medical formulas, which made up 2.5% of revenues.  Sales of medical equipment accounted for 1.6% of sales in the period.

Our breakdown for the year in drugs and dietary category was as follows: Western prescription products made up 59.2% of sales followed by ECM prescription products at 20.6% of sales.  ECM over-the-counter products were 9.3%; Western over-the-counter products were 5.9% and dietary supplements, just 0.8%.  Overall, we experienced strong year-over-year growth for our drugs and dietary supplements.

Our top selling drugs included Lopiminol for injection, 370 and 300, which accounted for about 9% of sales and that’s helped to diagnose heart, brain, blood and nervous disorders in x-rays or CAT scans.  Also, Xueshuantong injection, which is used to improve blood circulation, remove vascular stasis and dilate blood vessels accounted for about 6% of sales.  Hongjin Xiaojie Capsule for the treatment of hyperplasia in a mammary gland and hysteromyoma accounted for 5% of sales and Xiasang Ju Granules for the treatment of cough, headaches and dizziness account for about 4% of sales.  Collectively, these top-selling drugs accounts for about 24.4% of our revenues.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

We believe the outlook for China’s pharmaceutical market in 2009 remains very strong and we expect to see continued growth for our pharmaceutical products distribution business as China’s government rolls out its plan to stimulate, to support rural healthcare and establish a universal healthcare system.

Despite the global economic slowdown, we remain very optimistic about the opportunities ahead.  With positive multiyear trends underpinning our business fundamentals, we look forward to delivering consistent growth as we expand our drug portfolio and launch new proprietary products over the next several quarters.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

Now, I’d like to give a little more analysis on our financial results.  For Q4, revenues were up 51% to $24.4 million.  Product sales totalled $24.4 million and accounted for 99.9% of sales.  I gave you already the breakdown on that.

Gross profit for fourth quarter was $5.8 million, an increase of 30.4%.  Gross margin was 24% of total revenues, slightly down from 28% in Q4 of 2007.  The decline in gross margin was due to increased selling prices of some of the pharmaceutical products that we distribute as the Chinese government has effectively set pricing ceilings on some popular drugs.  We are taking measures to address it and improve our gross margins by obtaining more exclusive distribution rights on higher margin prescription products and by developing more specialty pharmaceuticals and increasing sales over our existing higher margin products.

Operating expenses in the quarter were $1.6 million, up 48.2% from $1.1 million in Q4 2007.  The increase was due to some higher selling and general, administrative expenses that increased along with revenues.  Operating expenses were 6.7% of revenues, down slightly from 6.9% in Q4 2007; so, a positive trend there.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

During the fourth quarter, we recorded about $350,000 in R&D expenses, up from $214,000 in the prior year period.  This was primarily due to a preclinical study of the company’s traditional TCM product for lung cancer.  Operating income for the quarter was $4.2 million.  That’s up 25% from $3.4 million a year ago.  Operating margin, due to the declining gross margin, was 17% versus 21% a year ago.  Our net income was $3.5 million, or $0.23 per diluted share and that compares to $2.8 million or $0.17 in the prior year period.

I’d now like to turn to our balance sheet.  As of December 31, 2008, we had $2.8 million in cash and equivalents and approximately $32.6 million in working capital, up 14%.  Cash receivable at the end of 2008 totalled $19.2 million, up from $13.6 million and the increase was due to the significant rise in sales volume.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

For the full year ... net cash from operating activities was $4.2 million. Shareholders’ equity ended the year at $42.8 million, up 38.5%.

During the fourth quarter, the company did spend $2.7 million purchasing equipment for the production of rADTZ and also we spent $2.9 million on the deposit for a new product, BCG (Bacillus Calmette-Guerin) vaccine for the prevention of infection in bladder cancer patients post-surgery.  We also spent $2.3 million on exclusive distribution rights for multivitamin food supplement products.  We believe we have sufficient funds to sustain our growth for the foreseeable future without seeking outside financing.

In summary, I’d like to we’re extremely pleased with our strong financial results for the fourth quarter and 2008 as well as more importantly, the execution of our business plan, which we think positions us extremely well for 2009 and beyond.  We continued to extend our distribution network in municipal and rural areas of China in 2008.  We maintain our exclusive distribution rights on the products in the catalogue and we believe that this is a very solid foundation for the future.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

We are also very excited about the opportunity to improve sales of our proprietary medical formulation and on the commercialization of our rADTZ technology.  Our target market, again, for rADTZ is China’s feed industry, animal feed industry, which produced 460 million tons of feed in 2008, and we see the potential market size for rADTZ at approximately $4.6 billion.  Based on our projections, the net margin for this product is expected to reach at least 60%.  So, this is really a very different margin profile.  As a result, we believe that this could be a very exciting contributor to our revenues and profits starting in 2009 and we hope and expect it to build from there.

Due to the economic slowdown, we’re also taking some measures to improve our customer service and strengthen our client base, also to get some more exclusive distribution rights on our products on a nationwide basis and maintain our core business.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

To achieve these goals, we’ve encouraged our employees to work together much more closely and pay stricter attention to quality control everywhere across this organization.  In addition, we plan to work to increase awareness for China Medicine’s brand in order to create a strong brand nationwide.  We believe we have the right strategies in place to successfully navigate this market and emerge as a leading developer and pharmaceutical distributor in China.

In closing, we remain optimistic about the company’s future.  According to the new plan, 90% of urban and rural residents will be covered under a healthcare system by 2020 at which point there will be 1.28 billion people in China enjoying the benefits of this new system.  So, we think that’s a very promising statistic for China Medicine and creates a very promising market for us going forward.

With that, we’re ready to open up the call to any questions that we have from our investors and Melissa Kong will be happy to translate those questions so that Mr. Yang can respond to you directly.  Operator?

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CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

Coordinator	(Operator’s instructions) Your first question comes from the line of Boyd Heinz. Please proceed.

B. Heinz	Hello. Good morning, and good evening in China. I just had a few questions.

C. Coulson	Boyd, it’s nice to hear your voice again.

B. Heinz	Hello, Crocker. How are you?

C. Coulson	Great.

B. Heinz
My question is about your account receivables.  I’m wondering if you’re seeing any changes in the payment patterns.  Can you just kind of update us on any changes in your collection policy and how that is proceeding?

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CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

M. Kong	(Translates question into Chinese)

S. Yang	(Responds to question in Chinese)

M. Kong	Right now, the accounts receivable ... is almost the same, not much change and a lot of the sales out to hospitals.

B. Heinz
You mentioned in your press release that due to the earlier onset of the Chinese New Year, you saw some sales that were pushed into the fourth quarter.  How much of that-- Can you give us sort of a number in terms of how much of your sales increase in the fourth quarter was due to that phenomenon?

M. Kong	(Translates question into Chinese)

S. Yang	(Responds to question in Chinese)

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CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

M. Kong	Compared to a normal situation where the Chinese New Year is not earlier, it increased 20%.

B. Heinz
Okay.  I know that you said earlier that you don’t expect to have to raise additional capital in 2009.  Given all of the different pieces of your business that you’re trying to expand this year, what do you expect to spend in terms of cap ex?  What is your need for cash this year?

M. Kong	(Translates question into Chinese)

S. Yang	(Responds to question in Chinese)

M. Kong	For expenditures for rADTZ, the company will have to spend approximately 50 million RMB and then for the extensions for the ... multivitamin area, they will spend-- (Translates question into Chinese)

S. Yang	(Responds to question in Chinese)

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CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

M. Kong	That would be approximately 20 million RMB.

B. Heinz	Okay. So, that’s 70 million RMB?

M. Kong	(Translates question into Chinese)

S. Yang	(Responds to question in Chinese)

M. Kong	...30 million RMB and multivitamins is 20 million RMB. So, a total of 50 million RMB.

B. Heinz	Okay. Last question; I just wanted to confirm. You said earlier that the projected net margin for rADTZ was 60%. That’s not gross. That’s net margin?

M. Kong	(Translates question into Chinese)

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CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

S. Yang	(Responds to question in Chinese)

M. Kong	Yes. So, the company projected 60%.

C. Coulson	And again, this may be when they reach some kind of reasonable level of production. It may not be day one.

B. Heinz	Okay. All right. Thanks. I’ll get back into line then. Thank you.

Coordinator	Your next question comes from the line of Norm Goonas. Please proceed.

N. Goonas	Hello, good evening. Congrats on the results.

C. Coulson	Thank you.

N. Goonas
First, regarding the $2.3 million on the exclusive distribution rights for multivitamin supplements, it looks like it’s classified as a long-term prepayment.  When is the company scheduled to have received $2.3 million inventory from that?  What is the expected gross margin on that roughly?

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CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

M. Kong	Can you ask one question at a time? I’m sorry.

N. Goonas	Sure.

C. Coulson
The question is we had a long-term prepayment of $2.3 million on the multivitamin product.  So, when do we expect to get the inventories in exchange for that, and what kind of margins will we make on that product?

M. Kong	(Translates question into Chinese)

S. Yang	(Responds to question in Chinese)

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CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

M. Kong	So, the company expects to starting getting inventories of multivitamin in June 2009 and the gross margin is expected to be approximately 45%.

N. Goonas	Okay. So, that’s actually a short-term advanced to supplier?

M. Kong	(Translates question into Chinese)

S. Yang	(Responds to question in Chinese)

M. Kong
It’s sort of not exactly advanced to suppliers because they’re actually in cooperation with the third parties who helped them with manufacturing with multivitamins where the $2.2 million was given to them to help them with re-modifying their equipment in order to make multivitamins that are required by China Medicine.

C. Coulson
I think if you want like a detailed explanation of the account interpretations, we can handle that better offline.  Obviously, we also work closely with our auditors on the interpretation of relevant TCOB rules.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

N. Goonas	That’s fine. I just want to understand effectively what’s going on. Okay. The second one is credit facilities; does the company have any credit facilities in place to help with short-term cash needs?

M. Kong	(Translates question into Chinese)

S. Yang	(Responds to question in Chinese)

M. Kong
Right now, the company has a pretty good cash flow and they do not need to do any loans in the near future.  However, if that comes up, they will have the availability to loan from the local banks because they’re currently giving favorable policy to people who loan money from the bank.  That will be something that they can actually look into in the future if they need it.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

N. Goonas	Okay. Great. Given the seasonality, can you give some preliminary ballpark indication of what sales have been or nearly been now the first three months of this year?

M. Kong	(Translates question into Chinese)

S. Yang	(Responds to question in Chinese)

M. Kong
Okay.  So, while the company thinks that they’ve made projections for full year ... projections and they see that January/February actually look good.  They are not giving any guidance right now, but they may talk about it in the first quarter earnings conference call, but not anything right now.

N. Goonas	Okay. I don’t want full year projection at all, just what’s actually happened. If he has any indication of that, but if not, that’s fine.

C. Coulson	Well, he told you that January and February looked pretty good and I think that’s about all we can say for now.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

N. Goonas	Okay. My other question is related to ADTZ. Let me jump back in line, defer to the other gentlemen, and then come back.

C. Coulson	Thank you.

Coordinator	The final question comes from the line of Joe Ramonelli. Please proceed.

C. Coulson	It sounded like Norm had one more, so we’ll let him come back. So ahead, sir.

J. Ramonelli
Yes, hello.  I just had a question about gross margins.  What kind of trend are you expecting in the next several quarters on gross margins?  I know you said you’re making strides to get into higher margin business, but in the shorter-term, what do you see happening with it?

M. Kong	(Translates question into Chinese)

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CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

S. Yang	(Responds to question in Chinese)

M. Kong
So, Mr. Yang explained that actually if we do not take into account the medical formulation part, the margins are actually quite stable.  Why we see the gross margin decrease was because the medical formulation sales decreased a lot compared to 2007 where medical formulation sales actually had very high margin, which is more equal to a net margin kind of a thing.  However, he thinks that in 2009, he’ll see a good improvement in margins.

J. Ramonelli	That’s great. Okay. I was wondering on the bladder cancer; the status of the drug for that. When could that possibly be approved?

M. Kong	(Translates question into Chinese)

S. Yang	(Responds to question in Chinese)

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CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

M. Kong
Okay.  So, they actually put down a deposit for the BCG, for the bladder cancer, but they still have to go through a bidding process.  Then the R&D department is actually the one that’s actually researching the BCG is doing clinical testing.  So, if everybody goes well and they win the bid, this will happen-- They will be able to sell it in-- In August it will be approved, towards the end of second quarter - after second quarter, late half of the year actually.

C. Coulson	In ... 2009?

M. Kong	2009. (Translates question into Chinese)

S. Yang	(Responds to question in Chinese)

M. Kong	Yes, so second half of the year, late second half.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

J. Ramonelli
Oh, great, and then a couple more real quick ones.  I think it was on October 10th you came out and you kind of were a little bit cautious on expectations for the full year.  I was wondering why things improved?  Was that just a factor of orders falling forward from the first quarter that you already discussed?

M. Kong	(Translates question into Chinese)

S. Yang	(Responds to question in Chinese)

M. Kong
Okay.  The great results in 2008 were mainly pushed by the increase in sales in the fourth quarter where increased consumption during the Chinese New Year where sales increased.  So, that was the main reason.

J. Ramonelli
Okay, and then the last question I had was the government’s push on social health programs.  How soon does Mr. Yang think that will benefit the company, and if he could quantify how much of a benefit that would be in any way that would be great.  That’s it.  Thanks.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

M. Kong	(Translates question into Chinese)

S. Yang	(Responds to question in Chinese)

M. Kong
So, the spending on healthcare from the government is actually applying to the sentimental issues of the healthcare environment in China and might not directly impact China Medicine.  However, because of the increased spending in healthcare, that will definitely benefit the company’s revenues and also penetrate more into their distribution network.  So, it’s definitely benefiting the company, but we couldn’t say anything in terms of how much.

C. Coulson
Melissa, let me just try something and see if Mr. Yang agrees.  To my knowledge right now it’s basically only the urban population that’s covered by healthcare insurance.  So, it’s a fraction of China’s population.  And again, this is a long-term project, but the government, if they achieve their goal of getting 90% coverage, that expands the addressable market by several fold.  So, why don’t you translate that and see if Mr. Yang agrees.

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CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

M. Kong	(Translates question into Chinese)

S. Yang	(Responds to question in Chinese)

M. Kong	Yes, that’s correct.

C. Coulson	So, it’s a rather profound change in the addressable market over the next decade or so.

J. Ramonelli	Okay. Great. I wanted to congratulate Mr. Yang on the progress in working capital. I saw that improved nicely in the quarter. So, thank you very much.

C. Coulson	Thank you.

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Final Transcript
CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

M. Kong	(Translates comments into Chinese)

C. Coulson	Operator, I think we’ll take our last question from Norm if he still wants to ask a question.

Coordinator	Norm, you may continue.

N. Goonas
Yes, thank you.  The last question was regarding rADTZ.  It looks good.  It says, “Successfully completed all rounds of initial experiments and testing.”  Can you talk about what you’ve learned through the initial testing and what remains to be resolved through additional testing?

M. Kong	(Translates question into Chinese)

S. Yang	(Responds to question in Chinese)

M. Kong
Right now, the company has completed doing testing on different categories of animals and it’s actually being reviewed by the Technology Institute, which is a third party government-recognized organization.  They will be disclosing some of the results in the near-term and right now, they are also undergoing testing on hogs, which that will not delay the process of actually getting approvals.

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Final Transcript
CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

N. Goonas	Sorry; testing on--?

M. Kong	Hogs - pigs, yes.

N. Goonas	Okay. All right. Look forward to hearing more about it in the future. Thank you very much.

C. Coulson
So, with that, we really would like to thank all of our listeners for your participation.  Again, our apologies for the slightly delayed start, but we do appreciate all of you hanging in there and the great questions you had this evening.

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Final Transcript
CHINA MEDICINE CORPORATION: CHINA MEDICINE CORPORATION EARNINGS CONFERENCE CALL
March 26, 2009/9:00 a.m. EDT

The company is planning on coming to the U.S. in May to attend the China Rising Conference in New York.  At that time, the company will also be travelling to various cities in the U.S. to meet with both current and potential shareholders.  So, any of you who are interested in having a visit with the management at that time, please let us know.  Certainly, any of you who are travelling to China, we always welcome and encourage any visits from our shareholders to the company’s facilities in Guangzhou.

So, this does now conclude our conference call and thank you so much.

Coordinator	Thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect. Good day.

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